Exhibit 10.75

MONTBLEU LEASE AMENDMENT NO. 5

THIS MONTBLEU LEASE AMENDMENT NO. 5 is made to be retroactively effective as of this 1st day of January, 2019 on the Effective Date as defined in Article VIII hereof, by and between the Edgewood Companies, a Nevada corporation formerly known as Park Cattle Co., (“Edgewood”), as Landlord, and Columbia Properties Tahoe, LLC, a Nevada limited liability company (“CPT”), as Tenant. Edgewood, as Landlord, and CPT, as Tenant, are sometimes referred to individually as a “Party” and collectively as the “Parties.” Terms not otherwise defined herein shall have the meanings ascribed to them in the Lease (as defined below).

WITNESSETH

WHEREAS, Edgewood, as Landlord, and Desert Palace, Inc., as Tenant entered into that certain Amended and Restated Net Lease Agreement, dated January 1, 2000 (the “Original Lease”), involving the Douglas County, Nevada, real property described in the Original Lease.

WHEREAS, Desert Palace, Inc. assigned all of its right, title, benefits, privileges, estate and interest in, to and under the Original Lease to CPT pursuant to an Assignment and Assumption of Lease dated June 10,2005.

WHEREAS, Edgewood and CPT entered into that certain MontBleu Lease Amendment effective April 2, 2008 (the “Original Amendment”), which Original Amendment was amended and restated in its entirety by the MontBleu Lease Amendment No. 2, effective June 12,2009 (the “Amended and Restated Amendment”).

WHEREAS, Edgewood and CPT subsequently amended the Original Lease, as amended at such time, by the MontBleu Lease Amendment No. 3 effective May 10, 2010 (the “MontBleu Lease Amendment No. 3”).

WHEREAS, Edgewood and CPT subsequently further amended the Original Lease, as amended at such time, by the MontBleu Lease Amendment No. 4 effective October 1, 2014 (the “MontBIeu Lease Amendment No. 4”).

WHEREAS, on or about October 1,2018, CPT adopted Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers (“ASC606”), which, except as to food and other revenues that have been historically presented at retail value, affects how CPT presents in its financial statements gross revenues for complimentary rooms, beverages and entertainment tickets provided to guests, and offsets those amounts against revenue.

WHEREAS, CPT’s adoption of ASC606 has the effect of increasing “Gross Revenues” as presently defined in the Lease for purposes of calculating percentage rent as provided in Section 2.4 of the Lease and further defined in Section 2.10 of the Lease and the Cap Ex Requirement as provided in Section 6.7 of the Lease.

WHEREAS, CPT and Edgewood intend that the use of Gross Revenue for percentage rent purposes and the Cap Ex Requirement be revised and replaced with Net Revenue.

WHEREAS, the Tahoe-Douglas Visitors Authority (“TDVA”) has begun the process to obtain necessary approvals to construct a publicly owned assembly event and entertainment venue at Stateline, Douglas County, Nevada, to be located on a portion of the Premises (the “Tahoe South Events Center”).

WHEREAS, CPT and Edgewood recognize that the Tahoe South Events Center is in their mutual best interests as well as the best interests of the economy of South Lake Tahoe.

WHEREAS, the Tahoe South Events Center must be constructed and operated on land in control of TDVA and in a manner which functions cooperatively with, but independent from, CPT and Edgewood;

WHEREAS, based upon the foregoing, Edgewood and CPT have agreed to make certain modifications to the Lease as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

I.The Parties agree that from and after the Effective Date, the terms set forth in the Original Lease, as amended by the Amended and Restated Amendment, the MontBleu Lease AmendmentNo. 3, the MontBleu Lease Amendment No. 4, and this MontBleu Lease Amendment No. 5 (collectively the “Lease”) contain all of the terms and conditions for the lease of the Premises by Landlord to Tenant.

II.Wherever in the Lease the term “Gross Revenue” is used, it is replaced with the term “Net Revenue,” and for all such purposes, the term “Net Revenues” means all amounts received, whether by cash or credit, from the operation of all of the facilities and businesses on the Premises and the Enterprise now known as MontBleu, including, but not limited to, rooms, bars, restaurants, concessions, entertainment, retail, all other amounts received, and gaming, and shall be measured by Lease Year. Any future revenue sources or new revenues generated from the operation of the facilities and businesses on the Premises in future years shall be included in Net Revenues. Net Revenues shall expressly exclude: (i) proceeds from the sale, exchange or voluntary or involuntary disposition of Owner’s property which had not been held for sale; (ii) such amounts as may be received and held by Owner as security or in other special deposits; (iii) applicable excise, sales, occupancy and use taxes, or similar government taxes, duties, levies or charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, including gross receipts, admission, cabaret or similar or equivalent taxes; (iv) receipts from awards or sales in connection with any condemnation, from other transfers in lieu of and under the threat of any condemnation, and other receipts in connection with any condemnation; (v) proceeds of any insurance, including the proceeds of any business interruption and/or contingent business interruption insurance; (vi) discounts (including rebates, credits or charge or credit card commissions); (vii) gratuities and service charges collected for payment to employees; (viii) any credits or refunds made to customers, guests or patrons; (ix) interest income; (x) any reserve for and/or uncollectible debts as determined in accordance with generally accepted accounting principles consistently applied; and (xi) all revenues generated from complimentary rooms, food, beverage, entertainment, and other promotional allowances provided to customers at no charge.

III.Section 1.1 of the Lease is amended and restated in its entirety to read as follows:

Premises and Term of Lease

Section 1.1Landlord hereby demises and leases to Tenant, and Tenant hereby hires and leases from Landlord, the property (the “Premises”) in Douglas County, Nevada, (a) the parcel of land described on Exhibit A attached hereto, and (b) all the buildings and other improvements on the land included in the Premises and all additions to, and replacements of, those buildings and improvements. When, in Landlord’s reasonable judgment, it is necessary for the approximately 4.87 acres of land shown as “Resultant Parcel 2” on Exhibit B attached hereto and by this reference incorporated herein to become land within the control of the TDVA for the financing, construction and operation of the Tahoe South Events Center, (i) on notice from Landlord to Tenant, which notice will not be given sooner than after the Governing Board of the Tahoe Regional Planning Agency approves the Tahoe South Events Center Project, Resultant Parcel 2 shall be ipso facto released and removed from the Premises as described in Exhibit A; and (ii) the approximately 16.41 acres of land shown on Exhibit B as “Resultant Parcel 1,” and all the buildings and other improvements located thereon, including replacements of those buildings and improvements, shall be ipso facto the Premises (which land shall include an additional approximately 8,000 square feet along the western boundary of Douglas County APN 1318-27-002-006 to be added to the Premises by a metes and bounds description thereof). Simultaneous with Landlord’s placing Resultant Parcel 2 as shown on Exhibit B into the control of TDVA, Landlord is also authorized to grant TDVA easements for ingress to and egress from U.S. 50 and Lake Parkway to and from the Tahoe South Events Center over and across the Premises, and for parking purposes for guests at the Tahoe Events Center and for TDVA and Tahoe South Events Center Employees in all parking areas on the Premises, and to execute, acknowledge and record a deed restriction on the Premises for the benefit of the Tahoe Regional Planning Agency requiring all land coverage calculations related to the Premises and Resultant Parcel 2 as shown on Exhibit B to be calculated as if they were a single parcel. Landlord is further authorized to grant utility easements over, under and on the Premises as may be necessary for utility service to the Premises, the Tahoe South Events Center, and water service to all water customers of Edgewood Water Company, and to take such other actions with respect to the Premises as may be reasonably necessary to comply with future requirements of the Tahoe Regional Planning Agency with respect to the approval, construction and operation of the Tahoe South Events Center..

IV.Article XII of the Lease is amended by adding the following new section:

Section 12.3The provisions of Section 12.1 notwithstanding, Tenant acknowledges, recognizes and agrees that approval of the Tahoe South Events Center will require: (i) Tenant to charge for parking; (ii) Tenant to share its parking with the Tahoe South Events Center; (iii) Tenant to be solely responsible for the maintenance, upkeep and snow removal of all parking and ingress to and egress from the Premises, even though shared with the Tahoe South Events Center; (iv) Tenant to enter into a parking management agreement that provides for paid parking and shared parking in overflow situations with the three (3) other hotel casinos at Stateline to the extent required by the approval of the Tahoe South Events Center by the Tahoe Regional Planning Agency; (v) Tenant to grant temporary construction licenses on the Premises to the extent reasonably necessary for access and staging during the construction of the Tahoe South Events Center; (vi) Tenant to allow for the construction of temporary dewatering sump wells or trenches on the Premises for or related to dewatering necessary for the construction of the Tahoe South Events Center; (vii) disruption on the Premises during construction of the Tahoe South Events Center, which construction period will be at a minimum a period of twenty (20) months from commencement thereof; and (viii) Tenant will allow TDVA to construct an upgraded entrance off Lake Parkway, a new garage entry from Lake Parkway, a new area of surface parking, and landscaping for all the surface parking on the Premises in order to allow for the efficient operation of the MontBleu and the Tahoe South Events Center. Tenant also agrees to cooperate with Landlord with respect to such other actions with respect to the Premises as may be reasonably necessary to comply with future requirements of the Tahoe Regional Planning Agency with respect to the approval, construction and operation of the Tahoe South Events Center.

V.Except as expressly modified herein, the Original Lease, the Amended and Restated Amendment, the MontBleu Lease Amendment No. 3 and the MontBleu Lease Amendment No. 4 shall remain in full force and effect, and the Parties shall be bound by all of the terms and conditions thereof and hereof.

VI.In the case of any conflict between the provisions of the Original Lease, the Amended and Restated Amendment, the MontBleu Lease Amendment No. 3, or the MontBleu Lease Amendment No. 4, the provisions of this MontBleu Lease Amendment No. 5 shall govern and control.

VII.This MontBleu Lease Amendment No. 5 may be entered into in more than one counterpart, each of which shall be deemed an original when executed, and which together shall constitute but one and the same MontBleu Lease Amendment No. 5. Each Party may rely on facsimile and PDF signature pages as if such facsimile and PDF pages were originals.

VIII.This MontBleu Lease Amendment No. 5 shall be retroactively effective as of January 1, 2019, when U.S. Bank, National Association, has given its written consent to it, as required by agreements between Landlord and U.S. Bank dated September 30,2015.

Landlord and Tenant have duly executed this MontBleu Lease Amendment No. 5 as of the Effective Date.

LANDLORD:		TENANT:

Edgewood Companies, a Nevada corporation		Columbia Properties Tahoe, LLC,
a Nevada limited liability company

By:	/s/ John Mclaughlin	By:	/s/ Edmund L. Quatmann
Name:	John Mclaughlin	Name:	Edmund L. Quatmann
Its:	President & CEO	Its:	Executive Vice President and CLO

EXHIBIT A

A parcel of land situated in Section 27, Township 13 North, Range 18 East, M.D.B.&M. and more particularly described as follows:

Beginning at a point where the Easterly right-of-way line of U.S. Highway 50 intersects the present California Nevada State Line; thence North 28°02'00" East, along said right-of-way line, a distance of 877.66 feet to the Northeasterly comer of parcel conveyed to Barneys Club Inc. by deed recorded October 3, 1960 in Book 7, Page 117, Douglas County Records, the TRUE POINT OF BEGINNING:

Thence North 28°02'00" East, along said right-of-way line, a distance of 960.81 feet;

Thence, from a tangent which bears the last named course, along a circular curve to the right with a radius of 34.00 feet and a central angle of 90°01'23", an arc length of 53.42 feet to a point on the Southwesterly right-of-way line of the Stateline Loop Road;

Thence, South 61°56'37" East, along said right-of-way line of the Stateline Loop Road, a distance of 642.21 feet;

Thence, from a tangent which bears the last named course, along a circular curve to the right with a radius of 800.00 feet and a central angle of 19°15'02", an arc length of 268.79 feet; thence South 28°01'28" West, a distance of 1116.49 feet; thence North 61°02'11" West, a distance of 69.95 feet to the Northeasterly property line of parcel owned by Harrah's; thence North 32°49'43" West, along said property owned by Harrah's, a distance of 342.69 feet;

Thence North 61°58'00" West, along the property boundaries of Harrah's and Barney's, a distance of 570.86 feet to the TRUE POINT OF BEGINNING.

Said parcel contains an area of approximately 22.21 acres.

3

EXHIBIT B
GRAPHIC SCALE
RESULTANT
PARCEL 1
16.41 AC
RESULTANT
PARCEL 2
4.87 AC
RESULTANT
PARCEL 3
15.57 AC
TAHOE SOUTH EVENT CENTER
TAHOE DOUGLAS VISITORS AUTHORITY
STATELINE, NEVADA
EDGEWOOD COMPANIES
DESIGNWORKSHOP
HELEN HAGEN
DRAFT
SIP: (# TBA)
NOT FOR
CONSTRUCTION
SITE PLAN,
OWNERSHIP
AND
EASEMENTS
EVENT CENTER
AS NOTED
C1.2